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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Conolog Corporation stock grant to officers and/or directors of our report dated October 21, 2004, with respect to the audited financial statements of Conolog Corporation incorporated by reference in its Annual Report on Form 10-KSB for the year ended July 31, 2004 and filed with the Securities and Exchange Commission on November 1, 2004.



/s/ Bagell, Josephs & Company, L.L.C.,

Gibbsboro, New Jersey
April 11, 2005